[LETTERHEAD FOR FRANKLIN CONSOLIDATED MINING]

                  MINING LEASE AND OPTION TO PURCHASE AMENDMENT

RE:

     Amendment to the Mining Lease and Option to Purchase, dated November 12, 1976 ("the Mining Rights Agreement" Recorded December 9, 1976, Reception No. 78069, Book 364, Page 352 at the Clear Creek County Court House, State of Colorado.

     Reference is made to the Mining Rights Agreement between Dorothy L. Kennec, Audrey I. Hayden, and Franklin Consolidated Mining Co., Inc. (the "Company"), a copy or which is attached hereto and incorporated by reference herein. The Mining Rights Agreement is hereby amended (the "Amendment") is as follows:

     1. TERMS OF THE LEASE

     You hereby agree to extend the term of the Mining Rights Agreement for one additional year November 12, 1996 until November 12, 1997, upon the same terms and conditions as are set forth in the Mining Rights Agreement.

     2 CONSIDERATION

     In Consideration of such extension, the company hereby agrees that it will pay you $13,000 to be issued in Franklin Consolidated Mining Company, Inc.'s common stock, in the amount of 104,000 shares valued at $.125 per share. This stock will be issued in January 1997. The company further agrees that it will pay an additional $12,000 to be paid in the amount of $1,000 per month along with the royalty payments in an amount equal t0 $1,000 per month as per the terms of the Mining Rights Agreement. All payments made in accordance with this Agreement shall further reduce the purchase price for the property set forth in paragraph 13 of the Mining Rights Agreement.

Franklin Consolidated Mining Co., Inc.
Mining Lease & Option to Purchase Amendment

     3 LATE PAYMENT CHARGES

     A late payment charge of $100 will be paid the lessor in the event that the monnthy payment is not received in accordance of this agreement. The Lessee shall be responsible for all shall pay any and all costs of such delinquent sums, including reasonable attorney's fees, necessitated by the Lessees failure to remit in accordance with this Agreement, on time, and in full.

   In Witness whereof this agreement has been executed by the parties hereto on the date below.


                                     /s/ Robert J. Levin
                                     ----------------------------------
                                     Robert J. Levin, V.P.
                                     Franklin Consolidated Mining Company, Inc.

Agreed and Accepted                This is to attest that on this 25th Day
this 25 day of November, 1996      of November 1996 Dorothy L. Kennec
                                   appeared before me.

/s/ Dorothy L. Kennec
-----------------------------      /s/ Michele R. Wedemeyer
Dorothy L. Kennec                  --------------------------------
                                   Notary

                                   MICHELE R. WEDEMEYER
                                   NOTARY PUBLIC
                                   BALTIMORE COUNTY, MARYLAND
                                   MY COMMISSION EXPIRES MARCH 18, 2000

This is to attest that on this 19 Day of Nov. 1996 the above named Person Appeared Before Me.


/s/ Josephine L. Cincotta
----------------------------
Notary Public

My commision Expires 4-30-97

    JOSEPHINE L. CINCOTTA
Notary Public State of New York
        No. 24-4698108
  Qualified in Kings County
Commission Expires April 30, 1997


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